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                                                                   EXHIBIT 10.11


                                INDUSTRIAL LEASE

                                (MODIFIED GROSS)





                            CROWN WEST REALTY, L.L.C.

                                     LESSOR





                                  TELECT, INC.,
                            A WASHINGTON CORPORATION

                                     LESSEE




                               DATED: JUNE 9, 2000


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                                TABLE OF CONTENTS


1.      Description of Premises                                                            ..1
2.      Intentionally Deleted                                                               .1
3.      Term                                                                                 1
4.      Rent                                                                                 1
        4.1    Monthly Base Rent                                                            .1
        4.2    Monthly Additional Rent.......................................................2
               4.2.1  Intent ................................................................2
               4.2.2  Responsibilities of the Parties........................................2
               4.2.3  Method of Payment......................................................2
               4.2.4  Adjustments............................................................2
        4.3    Late Charge...................................................................3
5.      Intentionally Deleted................................................................3
6.      Possession...........................................................................3
7.      Notices..............................................................................3
8.      Holding Over.........................................................................4
9.      Lease Deposit........................................................................4
10.     Business Purposes....................................................................4
11.     Acceptance of Premises...............................................................4
12.     Compliance with Laws.................................................................4
13.     General Obligations of Lessee........................................................5
14.     Environmental Considerations.........................................................5
15.     Alterations   .......................................................................7
16.     Repairs or Services by Lessor........................................................7
        16.1   Building Repair...............................................................8
        16.2   Services......................................................................8
        16.3   Additional Construction.......................................................8
17.     Repairs by Lessee....................................................................9
18.     Mechanic's Liens.....................................................................9
19.     Signs, Lights and Sounds.............................................................9
20.     Displays of Merchandise..............................................................9
21.     Streets, Parking Areas and Rules....................................................10
22.     Access..............................................................................10
23.     Utilities...........................................................................10
24.     Indemnification and Insurance.......................................................10
        24.1   In General...................................................................10
               24.1.1 Acts or Omissions.....................................................11
               24.1.2 Accident..............................................................11
               24.1.3 Breach of Lease.......................................................11
               24.1.4 Lessor's Performance..................................................11
               24.1.5 Hazardous Substances..................................................11
        24.2   Lessee Liability Insurance...................................................11
        24.3   Notice of Claim..............................................................12
        24.4   Lessee Waiver................................................................12
        24.5   Lessee's Obligations.........................................................12

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


25.     Insurance and Waiver of Subrogation.................................................12
26.     Damage/Rebuilding...................................................................12
27.     Condemnation........................................................................13
28.     Lessee's Taxes......................................................................13
29.     Non-waiver of Breach................................................................14
30.     Default.............................................................................14
31.     Litigation Costs/Venue..............................................................15
32.     Removal of Personal Property by Lessee..............................................15
33.     Removal of Property by Lessor.......................................................15
34.     Loading Platforms and Docks.........................................................16
35.     Assignments and Subletting..........................................................16
        35.1   Consent Required.............................................................16
        35.2   Change in Lessee Ownership...................................................16
        35.3   Request for Consent..........................................................16
        35.4   Reimbursement of Costs.......................................................16
        35.5   Withholding Consent..........................................................16
        35.6   Conditions of Consent........................................................17
        35.7   Increased Rent Shared........................................................17
        35.8   Submit Documents.............................................................17
        35.9   Assignee Bound...............................................................17
        35.10  Lessee Remains Obligated.....................................................17
        35.11  Additional Notice............................................................17
        35.12  Joint Liability..............................................................17
        35.13  Default......................................................................17
36.     Statements by Lessee................................................................18
37.     Subordination ......................................................................18
38.     Brokers and Finders.................................................................18
39.     Rent Arbitration....................................................................18
40.     Miscellaneous ......................................................................19
        40.1   Use of Terms.................................................................19
        40.2   Entire Agreement/Modifications...............................................19
        40.3   Time of the Essence..........................................................19
        40.4   Heirs and Successors.........................................................19
        40.5   Severability.................................................................19
        40.6   No Other Agreements..........................................................19
        40.7   All Charges Deemed Rent......................................................19
        40.8   Short Form Lease.............................................................20
41.     Riders..............................................................................20

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                                INDUSTRIAL LEASE

        This Lease is made and entered into this 9th of June, 2000, between CROWN WEST REALTY, L.L.C., as "Lessor," and TELECT, INC., a Washington Corporation, as "Lessee."

                                   WITNESSETH:

It is agreed by and between Lessor and Lessee as follows:

1. Description of Premises. Lessor hereby leases to Lessee and Lessee hereby leases from Lessor those certain premises, hereinafter referred to as ("Premises"), situated in Spokane County, state of Washington, described as: approximately 32,000 square feet in the west bay of Building #16 as depicted on Exhibit "A" attached hereto, which is located at 3808 North Sullivan Road, Spokane, Spokane County, Washington, being part of an organized industrial and commercial district commonly referred to as the "Spokane Business & Industrial Park," hereinafter referred to as "The Park," shown on the attached Exhibit "B". The Park is more particularly described as follows:

               The South Half of Section 1, and that portion of Section 12 lying North of the Northerly right of way line of the Spokane International Railroad, Township 25 North, Range 44 East of the Willamette Meridian, County of Spokane, State of Washington.

2. Intentionally Deleted.

3. Term. The Term ("Term") of this Lease shall be for a period of seven (7) months and nineteen (19) days commencing on June 12, 2000 ("Commencement Date"), and shall end on the 31st day of January, 2001.

4.      Rent

        4.1 Monthly Base Rent. Lessee shall pay to Lessor a minimum monthly rent ("Monthly Base Rent") as follows:

             June 12, 2000 through January 31, 2001            $7,104.00

The daily rental rate will be one-thirtieth (1/30) of the Monthly Base Rent.

All rent, including Monthly Base Rent and Monthly Additional Rent, as described below, shall be paid to Lessor monthly, in advance, on or before the first (1st) day of each month for which said rent is due at the office of Lessor at 3808 North Sullivan Road, Building N-15, Spokane, Washington 99216-1670, or at such other place as Lessor may designate to Lessee from time to time by written notice.

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        4.2    Monthly Additional Rent

               4.2.1 Intent. The parties intend for Lessor and Lessee to each be responsible for a portion of the cost of the following items (such costs are collectively referred to as "TAIP Charges"):

                      (a) All real estate taxes and current installments of assessments, whether special or general, including without limitation any assessments by road improvement districts, water improvement districts, or local improvement districts, and any utility installation, hook-up, tie-in, or similar charges that are levied upon, assessed against, or applicable to The Park and are payable during, or with respect to, the Lease Term; and

                      (b) All insurance premiums associated with policies held by Lessor under Section 25 for any or all portions of The Park, including, without limitation, full replacement value, fire, liability, and extended coverage, and twelve (12) month rent interruption coverage.

               4.2.2 Responsibilities of the Parties. Lessor shall be responsible for all TAIP Charges applicable to the Premises for the one (1) year period commencing May 1, 2000, and terminating April 30, 2001 ("Base Year Amount"). In the succeeding one (1) year period, and in each successive one (1) year period thereafter, Lessor shall be responsible only for the Base Year Amount, while Lessee shall be responsible for all TAIP Charges applicable to the Premises that exceed the Base Year Amount ("Excess Amount"). The parties agree and acknowledge that .8421% (.8421 percent) of the total TAIP Charges for The Park are applicable to the Premises, and represents Lessee's pro rata share of the gross leasable floor area of The Park.

               4.2.3 Method of Payment. In April of each year during the Term of this Lease, Lessor shall provide Lessee with written notice setting forth the Excess Amount to be paid by Lessee during the one (1) year period that will commence with the following May. During such one (1) year period, Lessee shall pay to Lessor, in monthly installments, one-twelfth (1/12) of the Excess Amount as "Monthly Additional Rent." Lessee shall pay the Monthly Additional Rent at the same time and in the same manner as it pays the Monthly Base Rent.

               4.2.4 Adjustments. The Base Year Amount, Monthly Additional Rent, and Excess Amount shall be adjusted as follows:

                      (a) In the event the Commencement Date of this Lease is not the same date as the starting date of the "Base Year" described in Section
4.2.2. above, the Base Year Amount shall be adjusted to reflect the TAIP Charges that would have been applicable to the Premises if Lessee had, in fact, occupied the Premises for the entirety of the Base Year.

                      (b) If, as a result of additions or deletions to The Park, the gross leasable floor area of the Premises -- expressed as a percent of the gross leasable floor area of The Park -- is more than one (1) percentage point different than the figure set forth in Section 4.2.2 (as adjusted from time to time) then the parties shall promptly adjust such figure to

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accurately reflect the addition or deletion to The Park. All amounts subsequently payable as Monthly Additional Rent shall be adjusted accordingly.

                      (c) In the event any federal, state, or local law, ordinance, rule, regulation, or requirement results in an assessment or tax, other than an income tax, levied against Lessor for the receipt of Monthly Base Rent, Monthly Additional Rent, or any other amount due Lessor under the terms of this Lease, including, without limitation, a sales tax or excise tax, the amount of such tax or assessment shall be deemed to be a portion of the Excess Amount payable to Lessor by Lessee.

        4.3 Late Charge. A late charge of ten percent (10%) will be added each month to all amounts of Monthly Base Rent, Monthly Additional Rent, and other sums due that are not received by the tenth (10th) calendar day of such month.

5. Intentionally Deleted.

6. Possession. Lessee shall, subject to Lessor's default remedies, be entitled to possession of the Premises during the Term of this Lease and the exercised Option Term. In the event of the inability of Lessor to deliver to Lessee possession of the Premises, or any portion thereof, at the time of the Commencement Date of this Lease, neither Lessor nor Lessor's agents or employees shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the Term herein specified be in any way extended, but in such event, Lessee's obligation to pay Monthly Base Rent and Monthly Additional Rent shall not arise until such time as Lessor delivers possession. If Lessee goes into possession of a part of the Premises, Monthly Base Rent and Monthly Additional Rent shall be payable to Monthly Base Rent and Monthly Additional rent shall be payable by Lessee to Lessor but shall be equitably reduced. If Lessor shall deliver, and Lessee shall accept, possession of the Premises prior to the Commencement Date of this Lease, Lessor and Lessee shall be bound by all of the provisions and obligations hereunder during such prior period; including, without limitation, the obligation to pay Monthly Base Rent and Monthly Additional Rent.

7. Notices. All notices and demands required or allowed to be given hereunder shall be in writing and sent by registered or certified mail, return receipt requested, or hand delivered and receipted for, or by fax with receipt, to the respective parties at the following addresses, or at such other address that either party may designate by notice in writing:

                      Lessor:       Crown West Realty, L.L.C.
                                    ATTN:  Asset Manager
                                    3808 North Sullivan Road, Building N-15
                                    Spokane, WA 99216
                                    Fax (509) 924-3748

                      Lessee:       TELECT, INC.
                                    PO Box 665
                                    Liberty Lake, WA 99019


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Notice shall be effective on hand delivery or receipt by fax if on a business day, otherwise on the next business day. Notices sent by mail shall be effective on the third day following mailing unless that day is not a business day and then on the next following business day.

8. Holding Over. If Lessee shall, with the written consent of Lessor, hold over after the expiration of the term of this Lease, or any Option Term(s), such tenancy shall be on a month-to-month basis, and may be terminated as provided by the laws of the state of Washington. During such tenancy, Lessee agrees to pay to Lessor one hundred twenty five percent (125%) of the Monthly Base Rent then in effect plus Monthly Additional Rent, and to be bound by all the terms, covenants and conditions of the Lease then in effect. If Lessee holds over without the written permission of Lessor, Lessee shall be a Lessee at sufferance and shall pay Monthly Base Rent and Monthly Additional Rent on a daily basis at a rate per day equal to five percent (5%) of the Monthly Base Rent and Monthly Additional Rent then in effect.

9. Lease Deposit. As partial consideration for the execution of this Lease by Lessor, Lessee has paid Lessor the sum of WAIVED and Lessor acknowledges receipt of said payment. The deposit shall not bear interest. Lessor shall have no obligation to hold the deposit in a segregated account. If Lessee shall, as of the termination of this Lease, have performed each and every obligation pursuant to the terms of this Lease, said deposit shall be returned to Lessee within thirty (30) days after Lessee has vacated the Premises. If Lessee is in default, Lessor may, at its option, apply any or all of the deposit to rental payments in arrears or to satisfy any other obligation of Lessee to Lessor.

10. Business Purposes. The Premises are to be used for the purpose of conducting therein the following business: Electronic and Electrical Assembly, including the administration and support of Lessee's business as it is generally conducted, and for no other purposes without the prior written consent of Lessor. Lessee shall promptly, but in no event later than fourteen (14) days prior to the date that Lessee proposes to put said change into effect, notify Lessor of any proposed change in use of the Premises. Lessor will respond to any such notice within fourteen (14) days after receipt. Lessee's use of the Premises shall at all times comply with any covenants, conditions, restrictions, and exclusive use covenants then in effect for The Park.

11. Acceptance of Premises. Unless otherwise provided in this Lease, Lessee, having made a careful, complete and thorough inspection of the Premises, including any Lessee Improvements constructed pursuant to this Lease, accepts the same in their present condition without any representations or warranties as to their condition or their suitability for Lessee's intended use, and subject to any conditions that a careful, complete and thorough inspection might reveal.

12. Compliance with Laws. Lessee shall at all times, and at its sole expense, keep the nonstructural portions of the Premises in accordance with all applicable laws and ordinances and in accordance with applicable directions, rules and regulations of all public bodies and entities having jurisdiction over the Premises (collectively, "Rules of Governing Entities"). To the extent that Lessee's use of the Premises requires nonstructural changes to the Premises in order to comply with existing or future Rules of Governing Entities, Lessee shall be responsible, at its sole expense, for making such changes. Lessor, at Lessor's sole expense, shall be responsible for structural changes to the Premises required by existing or future Rules of Governing Entities that

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are not related to Lessee's specific use of the Premises, including, without limitation, changes mandated by the Americans with Disabilities Act. Notwithstanding the foregoing, Lessee shall be responsible for the cost of all structural changes required by existing or future Rules of Governing Entities if such changes are (a) required as a result of any improvements of Lessee, or (b) required as a result of Lessee's specific use of the Premises. Lessee shall permit no waste of and will not permit the Premises to be used for unlawful purpose or which in any way may be or become a nuisance.

13. General Obligations of Lessee. Lessee shall be permitted to use the Premises for the purposes set forth in Section 10, however, Lessee shall not overload the floors or other parts of the Premises and shall permit no damage or injury to the Premises, and will not use the Premises in any way which is noxious or offensive by reason of the emission of dust, odor, gas, fumes, smoke, or noise, or be deemed to be hazardous on account of fire. Lessee shall keep the Premises and any loading platform, parking area, and/or service area adjacent to, or that serves the Premises, clean and free from snow, ice, rubbish, dirt, and shall store all products, materials (hazardous or otherwise) or dangerous substances, trash and garbage within the Premises. Lessee is to arrange for not less frequently than weekly pick-up of such rubbish, trash and garbage at Lessee's expense. Should Lessee fail to remove rubbish, trash, garbage, products, or materials stored outside of the Premises within three (3) days after receipt of a written notice from Lessor calling for their removal, Lessor may, at its option, remove the same at Lessee's expense. Lessee agrees to hold Lessor harmless from any loss or damage, actual or alleged, resulting from any such removal. Lessee shall permit no animals to be on the Premises.

14. Environmental Considerations. As used in this lease, the term "Hazardous Substance" shall mean any substance, chemical or waste, including petroleum products or radioactive substances, that is now, or shall hereafter be listed, defined or regulated as hazardous, extra hazardous, toxic or dangerous, or which is subject to control, regulation or remediation, or which may be the basis for any fine or penalty under any applicable Environmental Laws.

As used in this Lease, "Environmental Law" shall mean any federal, state, or local laws, ordinances, rules, regulations and requirements now or hereafter enacted or adopted (including without limitation, consent decrees and administrative orders) relating to the generation, use, manufacture, treatment, transportation, storage, disposal, or release of any Hazardous Substance.

Lessee shall not, without prior written notice to Lessor, engage in or allow the generation, use, manufacture, treatment, transportation, storage, investigation, testing, release or disposal of any Hazardous Substance in, on, under or adjacent to the Premises. Lessee shall ensure that at all times Lessor has true, complete and accurate information regarding any of Lessee's activities on the Premises involving Hazardous Substances. Lessee shall, within fourteen (14) days prior to initiating any activity that involves Hazardous Substances, provide Lessor with (a) a description of any processes or activities involving the use of Hazardous Substances to be conducted by Lessee on the Premises, (b) a description (by type and amount) of any Hazardous Substances Lessee plans to generate, use, manufacture, transport, store or dispose of in connection with its use of the Premises, and (c) a description of techniques and management practices to be utilized by Lessee to reduce the amount of Hazardous Substances used and/or generated, to prevent release of Hazardous Substances to the environment and to ensure the proper handling, labeling,

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use and disposal of Hazardous Substances used by Lessee on the Premises. Lessee shall notify Lessor at least fourteen (14) days prior to any material changes in such processes, activities, type and amount of Hazardous Substances and/or techniques and management practices and in any event, Lessee shall report to Lessor at least once yearly regarding any such processes, activities, Hazardous Substances, techniques and management practices. Lessee shall contemporaneously provide Lessor with copies of all reports, listings or other information required by any governmental entity relating to any Hazardous Substances utilized by Lessee, and shall promptly provide any other information related to Lessee's utilization of Hazardous Substances as Lessor may reasonable request.

Lessee shall not engage in or allow the unlawful release (from underground tanks or otherwise) of any Hazardous Substance in, on, under or adjacent to the Premises (including air, surface water and ground water on, in, under or adjacent to the Premises). Lessee, with respect to the Premises, shall at all times, and shall cause it employees, agents and contractors at all times, to be in compliance with all Environmental Laws and shall handle all Hazardous Substances in compliance with applicable Environmental Laws and good industry standards and management practices.

Lessee shall promptly notify Lessor, in writing, if Lessee has, or acquires, notice or knowledge that any Hazardous Substance has been, or is threatened to be, released, discharged or disposed of, on, in, under or from the Premises. Lessee shall immediately take such action as is necessary to report to governmental agencies as required by applicable law and to detain the spread of and remove, to the satisfaction of Lessor and any governmental agency having jurisdiction, any Hazardous Substances released, discharged or disposed of as the result of, or in any way connected with, Lessee's activities on the Premises and which is now, or is hereafter determined to be, unlawful or subject to Environmental Laws and/or governmentally imposed remedial requirements. Lessee shall immediately notify Lessor and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports or notices relating to the condition of the Premises or compliance with Environmental Laws. Lessee shall promptly cure and have dismissed with prejudice any such actions or proceedings in any way connected with Lessee's activities on the Premises, to the reasonable satisfaction of Lessor, and Lessee shall keep the Premises free of any lien imposed pursuant to any Environmental Law. Lessor shall have the right at all reasonable times, and from time to time, to conduct environmental audits of the Premises (including sampling, testing, monitoring, and accessing environmental records required by applicable law) by a consultant of Lessor's choosing, and Lessee shall cooperate with the conduct of such audits. If any violation of any Environmental Law by Lessee or other violation of Lessee" obligations under this Section 14 is discovered, in addition to any other right Lessor may have, the costs incident to such audit, including the fees and expenses of such consultant, shall be paid by Lessee to Lessor on demand as monthly Additional Rent.

Lessee shall at all times maintain an employee or consultant who shall be charged with knowledge of Environmental Laws and the responsibility for Lessee's compliance with all Environmental Laws and Lessee shall advise Lessor of the name, address and telephone number of such employee or consultant. If Lessee maintains a consultant, Lessee shall designate an employee who is responsible for the activities of the consultant. Lessee shall implement a system to review Lessee's Hazardous Substance activities on a regular basis and shall in good

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faith (consistent with sound business practices) implement and maintain best management practices to minimize the hazards posed by materials utilized by Lessee, for example, by reducing the amounts of Hazardous Substances used and disposed of, by utilizing less dangerous or less toxic materials or by implementing programs to ensure the safe and proper handling, labeling, use and disposal of Hazardous Substances.

Each year, between February and April shall conduct a Self environmental audit of Lessee's operations, regulatory compliance status, and the Premises utilizing Lessor's current standard format and checklists. Lessee shall present the results of the environmental audit, and proposed operational changes to address any audit deficiencies, to Lessor in writing with three (3) weeks after conducting the audit.

Prior to its vacation of the Premises, in addition to all other requirements under this Lease, Lessee shall remove any Hazardous Substances placed on the Premises during the term of this Lease or Lessee's possession of the Premises, and shall demonstrate such removal to Lessor's reasonable satisfaction.

Lessee's obligations under this Section 14 are unconditional and shall survive and continue in effect after any termination or expiration of this Lease or the transfer of the Premises, or the right to possession thereof, voluntarily or involuntarily, to the Lessor or others.

15. Alterations. Lessee shall not, without the prior written consent of Lessor, make any alterations, additions, or improvements in or to said Premises. Lessor's consent may be conditioned on an agreement (a) that the same will be removed by Lessee at the termination of this Lease, or (b) that the same will be maintained in good repair by Lessee and left on the Premises at the termination f this Lease. Lessee shall make no perforations in the building shell or any other modifications that involve a structural element of the Premises without prior review and approval of a duly licensed structural engineer and the prior written approval of Lessor. Trade fixtures, appliances and equipment shall not be deemed alterations, additions or improvements unless the removal of the same would do material damage to the Premises. Unless specifically agreed to by Lessor in writing, Lessee shall not be compensated by Lessor in any manner for an alteration, addition, or improvement to the Premises. Should Lessee fail to require written consent from Lessor at least fourteen (14) days prior to initiation of alterations, additions, or improvements, Lessee shall, at Lessor's option, be obligated to pay all costs incurred by Lessor associated with performing a due diligence evaluation of Lessee's proposal, including without limitation the cost of Lessor's employees and the costs of legal, engineering and architectural services. All alterations, additions, or improvements of Lessee shall remain in or on the premises and shall become Property of Lessor, unless Lessor notifies Lessee in writing that it desires to have Lessee remove any alterations, additions or improvements. In the event Lessor elects to have Lessee remove any alterations, additions, or improvements, Lessee shall be responsible for the cost of any repairs to the Premises necessitated by such removal and shall redeliver the Premises free of liens to Lessor.

16. Repairs or Services by Lessor.

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        16.1 Building Repair. Lessor shall, throughout the Term of this Lease and any exercised renewal term, be responsible for the structural maintenance and/or structural repair of the Premises. Structural maintenance and/or repair shall include, without limitation, keeping in good order, condition and repair the foundation, exterior walls (except the interior faces thereof), fire sprinkler system, if any, down spouts, if any, gutters, if any, and roof of the Premises, but shall not include maintenance or repairs necessitated or caused by any act or negligence of Lessee, its employees, agents, invitees, sublessees, assignees, or contractors. Lessee shall be liable for repairs necessitated by such negligence only to the extent of the deductible amount under any policy of property damage insurance maintained by Lessor, not to exceed the sum of Twenty-Five Thousand Dollars ($25,000.00), provided, however, that Lessor shall have no obligation to make such repairs as its obligation, until after the expiration of five (5) days' written notice from Lessee to Lessor of the need therefor. In the event of an emergency or an immediate need for a repair, Lessor will use its best efforts to perform the repair as soon as practicable. In all other instances, the repair will be performed within a reasonable time.

        16.2 Services. At any time during the Term of the Lease or any exercised option term, should Lessee request any special services from Lessor not otherwise provided for in this Lease, and if the services are of such a nature that Lessor can reasonably provide them, Lessor will use its best efforts to provide said special services. Lessee shall be obligated to reimburse Lessor for all reasonable costs incurred in providing said services. Reasonable costs shall include but not be limited to such things as attorney fees, engineering services, and other professional fees, salary and benefits for employees of the Lessor and third parties employed by Lessor to provide such special services. The term "special services" includes, but is not limited to, such things as negotiations with financial institutions servicing Lessee, execution f legal documents including Consent and Waiver Agreements, and emergency response assistance by employees or independent contractors retained by Lessor who assisted Lessee in preventing or reducing damage to the Premises for which Lessee is responsible.

        16.3 Additional Construction. Lessor reserves the right at any time to do, or permit to be done, any or all of the following with respect to The Park: add or remove buildings, structures, or Common Areas; change the number and location of buildings or structures; change or relocate entrances or exits; change building dimensions; add to, alter, or remove partially or wholly any structure or structures; alter lease lines as the same adjoin Common Areas; change the name of The Park; change the address of designation of the Premises or The Park; convert Common Areas into leasable areas or construct temporary or permanent structures or improvements in the Common Areas; change the location or character of, or make alterations or additions to, the Common Areas and to otherwise alter, repair, or reconstruct the Common Areas to change the use thereof; and expand the size of The Park by acquiring or making available additional area; provided, however, that no such change shall materially alter the size or location of the Premises or deny reasonable ingress to and egress from the Premises, or otherwise unreasonably interfere with Lessee's business operations. For purposes of this Lease, the term "Common Area" means all areas within The Park and all improvements, except buildings which are leased or held for lease, which are now or hereafter may be made available for the general use, convenience, and benefit of Lessee, other tenants in The Park, Lessor and other persons coming into The Park in the ordinary course of business, which areas shall include, without

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limitation, the service buildings, administrative buildings, parking areas
(excluding those parking areas exclusive to tenants), driveways, sidewalks, and landscaped and planted areas.

17. Repairs by Lessee. Except as otherwise provided in Section 16.1, Lessee shall keep and maintain the Premises in a neat, clean and sanitary condition and in a first-class state of repair, including without limitation all HVAC systems and equipment, all electrical wiring and fixtures, all cranes, all plumbing and sewage facilities and all windows, overhead doors and man doors, docks and appurtenances, within or attached to the Premises. Lessee's duty to repair shall include replacement of parts or components of the Premises, or fixtures in the Premises that cannot be repaired. During the Term, Lessee agrees to enter into a Maintenance Agreement with a suitable contractor for the maintenance of the HVAC system(s) on, or exclusively serving the Premises. Notwithstanding anything to the contrary in this Lease, Lessee shall be responsible for all sums, maintenance, and repairs which are necessitated or caused by any act or negligence of Lessee, its employees, agents, invitees, licensees, or contractors, excluding normal wear and tear. In the event Lessee fails to promptly undertake and reasonably complete repairs required under this Section, Lessor may, at its option, make the repairs at the expense of Lessee and the cost of the repairs, plus ten percent (10%) of such cost for administration, shall be added to and included as Monthly Additional Rent and shall be immediately due and payable.

18. Mechanic's Liens. Lessee agrees to pay when due all sums that may become due for any labor, services, materials, supplies, or equipment furnished at the insistence of Lessee, in, upon or about the Premises and which may be secured by any mechanic's, materialman's or other lien against the Premises and/or Lessor's interest therein, and will cause each such lien to be fully discharged and released at the time of any obligation secured by any such lien matures and/or becomes due; provided, however, that if Lessee in good faith disputes the claim of lien, Lessee may pursue such dispute in any lawful manner, provided that it bonds against such lien to Lessor's reasonable satisfaction.

19. Signs, Lights and Sounds. Lessee shall not erect or install any exterior signs (including temporary signs) or symbols without Lessor's prior written consent. Notwithstanding the foregoing, all Lessee signage must conform to the sign criteria as depicted in Exhibit "D" attached hereto, together with all applicable Spokane County ordinances and regulations. Lessee shall not use any advertising media or other media, such as loudspeakers, phonographs or radio broadcasts, that may be deemed objectionable to Lessor or to other tenants of The Park, or that can be heard outside the Premises. Lessee shall not install any exterior lighting, shades, or awnings or any exterior decorations or paintings, or build any fences or make any changes to the exterior portions of the Premises without Lessor's written consent. Any signs or symptoms so placed on the Premises shall be removed by Lessee at the termination f this Lease and Lessee shall repair any related damage or injury to the Premises. If not so removed by Lessee, Lessor may have the same removed and repairs performed at Lessee's expense.

20. Displays of Merchandise. Lessee shall not keep or display any merchandise or other property on, or otherwise obstruct, any street, loading platforms or areaways adjacent to the Premises. Lessee shall not place or store products or materials in any areas outside of the Premises.

21. Streets, Parking Areas and Rules. Lessor shall keep the streets twenty (20) feet on each side of the center lines and the Common Areas in reasonable repair and condition, including such snow removal as Lessor may reasonable deem necessary for normal access to the Premises. Lessor reserves the right to promulgate such reasonable rules and regulations relating to the use of the streets and parking areas within The Park as it may deem appropriate and for the best interests of all Lessees and Lessee agrees to abide by such rules and to cooperate in the observance thereof. Such rules and regulations shall be binding upon Lessee upon delivery of a copy thereof to Lessee. Such rules and regulations may be amended by Lessor from time to time with or without advance notice and all such amendments shall be effective upon the delivery of a copy thereof to Lessee. Lessee shall not obstruct any portion of the Common Areas. Any violation of such rules and regulations by Lessee, its officers, agents, employees, sublessees, assignees or invitees will constitute a breach of this Lease and entitle Lessor to claim a default in the same manner and to the same extent as any other default under this Lease. Lessee shall comply with all rules and regulations of the applicable fire district or other governmental entities having jurisdiction over the Premises.

22. Access. Lessor shall have free access to the Premises at all reasonable times for purposes of inspecting the same or of making repairs, additions or alterations to said Premises; provided, however, that this right shall not constitute or be construed as an agreement on the part of Lessor to make any repairs, additions or alterations, except such as Lessor is obligated to make pursuant to Section 16.1. Lessor shall have the right to place and maintain "For Rent" signs in a conspicuous place or places on the Premises and to show the Premises to prospective tenants for one hundred twenty (120) days prior to the expiration or sooner termination of this Lease.

23. Utilities. Lessee shall pay all charges for electricity, water, gas, sewage, telephone and aquifer protection and other utilities which shall be provided to, or charged, against, the premises. In the event that electricity, water, gas sewage, telephone or other utilities are furnished through Lessor, Lessee shall pay Lessor therefor according to Lessee's use thereof. Lessor currently provides sewer services from the Premises to County sewer lines and is the purveyor of water throughout The Park. It is understood that the rate schedule for water is the same for all lessees occupying buildings within The Park, and water rates are charged pursuant to the schedule of rates approved by the Washington Utilities and Transportation Commission. All payments paid directly to Lessor hereunder shall be deemed Monthly Additional Rent.

24. Indemnification and Insurance.

        24.1 In General. Lessee releases and, subject to the provisions of this
Section 24, shall defend, indemnify and hold harmless Lessor, and each of its officers, directors, managers, members, owners, employees, agents and representatives, from and against all liabilities, obligations, damages, penalties, fines, judgments, claims, costs, charges, fees and expenses, including, but not limited to, costs of investigation and correction, costs of remediation or removal of hazardous materials, and reasonable architect, attorney and consultant fees and costs, which may be imposed upon, incurred by, or asserted against, Lessor or its officers, directors, members, owners, employees, agents or representatives by reason of any of the following:

               24.1.1 Acts or Omissions. Any act or omission in, on about or arising out of, or in connection with, the use, operation, maintenance and occupancy of the Premises or any part thereof, whether or not consented to by Lessor, by Lessee, or Lessee's officers, directors, managers, members, agents, contractors, servants, sublessees, assignees, or employees (whether or not within the scope of their employment), licensees or invitees, except to the extent caused by the negligence or intentional misconduct of Lessor or its officers, directors, managers, members, agents, contractors, subcontractors, servants or employees;

               24.1.2 Accident. Any accident, injury, casualty, loss, theft or damage whatsoever to any person or tangible proper occurring in, on, about or arising out of, or in connection with, the use or occupancy by Lessee of the Premises, any Common Area, roadway, alley, basement, pathway, curb, parking area, passageway or space under or adjacent thereto arising from any cause or occurrence whatsoever, except to the extent caused by the negligence or intentional misconduct of Lessor or its officers, directors, managers, members, agents, contractors, subcontractors, servants or employees;

               24.1.3 Breach of Lease. Any default, as that term is defined in
Section 30, on the part of Lessee or any of its agents, contractors, subcontractors, servants or employees;

               24.1.4 Lessor's Performance. Any act performed by Lessor in the exercise of any of Lessor's rights under this Lease, or

               24.1.5 Hazardous Substances. Any presence, release, migration, discharge, disposal, dumping, spilling or leaking (accident or otherwise) of any Hazardous Substance caused by or attributable to Lessee, its employees, invitees, or agents, then or thereafter determined to be unlawful or subject to Environmental Laws or governmentally imposed remedial requirements into, onto or under the ground or the air, soil, surface water, or ground water of the Premises, or the pavement, structure, sewer system, fixtures, equipment tanks, containers or personality at the Premises, or from the Premises, into, onto or under The Park or the property of others; or for any violation by Lessee of
Section 14. The foregoing indemnity shall apply notwithstanding any provisions of federal, state or local law which provide for exoneration from liability in the event of settlement with any governmental agency, and notwithstanding Lessor's consent, knowledge, action or inaction with respect to the act or occurrence giving rise to such right of indemnity.

        24.2 Lessee Liability Insurance. Lessee agrees to carry commercial general liability insurance insuring both Lessee and Lessor, with insurance carriers satisfactory to Lessor, with not less than Two Million Dollars ($2,000,000) single limit coverage and to provide to Lessor a certificate of insurance evidencing the same with not less than a thirty (30) day cancellation clause. Such insurance certificate shall also include not less than Twenty-Five Thousand Dollars ($25,000.00) "Fire Damage" liability for damage to the Premises. In the alternative, Lessee may carry "Building Legal Liability Insurance Special Form" (insurance industry forms CP0040 and CP1030 or equivalent) against Lessee's liability. Lessor may require increased liability limits if, in its reasonable judgment, they are justified.

        24.3 Notice of Claim. If any action or proceeding is brought against Lessor or its officers, directors, managers, members, owners, employees, agents or representatives by reason of any claim indemnified under this Section 24, Lessor shall promptly notify Lessee of such claim and Lessee, at Lessee's expense, shall immediately resist or defendant such action or proceeding employing counsel approved by Lessor in writing, which approval shall not be unreasonable withheld. In connection with any such action brought against Lessor by any one or more of Lessee's employees, Lessee waives any immunity, defense or other protection that might be afforded to Lessee by any worker's compensation, industrial insurance or similar laws, with regard to such claim or action against Lessor.

        24.4 Lessee Waiver. Lessee waives and releases all claims against Lessor, its officers, managers, partners, employees, assignees, agents and representatives, for any loss, injury or damage (including consequential damages), to Lessee's property or business during the term of this Lease occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, acquisition, order of governmental body or authority, earthquake, volcanic eruption, flood, fire, explosion, falling objects, team, water, rain or snow, leak or by flow of water, rain or snow from the Premises or onto the Premises or from the roof, street, surface or subsurface or from any other place, or by dampness, or by the breakage, leakage, obstruction r defects of the pipes, sprinklers, wires, appliances, plumbing, heating, air condition, lighting fixtures, or the Lessee's Improvements, or by the construction, repair, or alteration of the Premises or by any other acts or omissions of any other Lessee or occupant of The Park, or visitor to The Park or the Premises, or by any third party whomsoever, or by any cause which is beyond Lessor's control.

        24.5 Lessee's Obligations under this Section 24 shall survive any termination or expiration of this Lease.

25. Insurance and Waiver of Subrogation. Lessor shall, subject to reimbursement as Monthly Additional Rent as provided in Section 4.2, maintain fire, extended coverage, and twelve (12) month rent interruption insurance on the buildings and improvements at The Park which belong to Lessor.

Lessee shall maintain appropriate property insurance covering its personal property, assets, and fixtures located on the Premises. Lessor and Lessee each waive all rights to recovery against the other or against the officers, directors, shareholders, partners, members, owners, joint ventures, employees, sublessees, assignees, agents, customers, invitees, or business visitors of the other for any loss or damage to its property arising from any insurable cause except that Lessee shall remain liable for Lessor's deductible up to a maximum amount of Twenty-Five Thousand Dollars ($25,000.00) for its obligations under
Section 16 and the waiver provided herein to that extent shall not apply. Lessor and Lessee will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof.

26. Damage/Rebuilding. If the Premises are destroyed or damaged by acts of war, the elements (including earthquake), any act of God, or fire to such an extent as to render the same untenantable in whole or in substantial part, Lessor shall have the option of rebuilding or repairing the same, to be exercised by giving notice to Lessee of its intent to rebuild or repair the Premises or the part so damaged with ninety (90) days after receiving notice of the occurrence of any such damage. If Lessor elects to rebuild or repair and does so without unnecessary delay, Lessee shall continue to be bound by this Lease except that during such period the Monthly Base Rent and Monthly Additional Rent shall be abated in the same proportion that the Premises are rendered unfit for occupancy by Lessee. If Lessor fails, for ninety
(90) days after Lessee gives notice of the damage-causing event, to give notice of its intent to repair, Lessee shall have the right to declare this Lease terminated. Lessor's obligation (should it elect to repair or rebuild) shall be limited to the Premises as they existed at the commencement of this Lease, including those improvements which the Lessor was required to perform, and Lessee shall forthwith replace or fully repair, at its expenses, all signs, trade fixtures, equipment and other installations originally installed by Lessee to remove the same and repair any damage caused by their removal. Lessee agrees to give prompt written notice to Lessor of any fire loss or of any other damage which may occur to the leased Premises or any portion thereof, or of any other condition or occurrence causing the leased Premises to be untenantable.

27. Condemnation. If the Premises, or any part thereof the loss of which impairs the utility of the Premises to a significant extent, are appropriated or taken for any public use by virtue of eminent domain or condemnation proceeding, or by conveyance in lieu thereof, or if by reason of law or ordinance or by court decree, whether by consent or otherwise, the physical use of the Premises by Lessee for any of the specific purposes herein before referred to shall be prohibited, Lessee shall have the right to terminate this Lease upon written notice to Lessor, and Monthly Base Rent and Monthly Additional Rent shall be paid only to the time when Lessee surrenders possession of the Premises. In the event of a partial taking, if Lessee is entitled to, but does not elect to, terminate this Lease it shall continue in possession of that part of the Premises no so taken under the same terms and conditions hereof, except that there shall be an equitable reduction of the Monthly Base Rent and Monthly Additional Rent payments required hereunder. All compensation awarded or paid upon such a total or partial taking of the fee of the Premises shall belong to and be the property of Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or to the fee; provided, however, Lessor shall not be entitled to any award made to Lessee for loss of business, depreciation to, and cost of removal of stock and/or fixtures and/or relocation costs; provided, however, that no award for such claims shall reduce the amount of any award made to Lessor.

28. Lessee's Taxes. Lessee shall pay all personal property taxes imposed on Lessee's fixtures and equipment and other personal property, and (except for general property taxes and assessments that are paid by Lessor and reimbursed by Lessee as Monthly Additional Rent), all other taxes, installments or assessments (amortized over the longest permissible time), levies, licenses and permit fees, utility hook-up fees and facility charges, and other governmental charges and impositions of any kind and nature whatsoever, together with any interest or penalties attributable to Lessee's failure to pay the same when due, which at any time during the term of this Lease may be assessed, levied or become due and payable out of, or in respect of, the Premises or Lessee's use thereof, or become a lien on the Premises, including, without limitation, any sales tax, business and occupation tax, excise or similar tax or imposition imposed upon rent or Lessor's business of leasing property, and the cost of compliance with any governmental requirements or regulations relating the Lessee's use of the Premises or the utility services thereto, or the conduct of Lessee's business (collectively, the "Impositions"); provider, however, Lessee shall not be obligated to pay Lessor's net income taxes or any transfer or excise tax imposed upon the conveyance of the Premises, or business and occupation taxes imposed upon Lessor's business activities other than leasing property. Impositions shall be paid by Lessee when due if billed directly to Lessee, and within thirty (30) days of receipt of billing by Lessor, and notification to Lessee by Lessor of such billing, if such Impositions are billed to Lessor.

29. Non-waiver of Breach. The waiving of any of the covenants of this Lease by either party shall be limited to the particular instance of waiver and shall not be deemed to waive any other breaches of such covenants. The consent by Lessor to any act by Lessee requiring Lessor's consent shall not be deemed to waive consent to any subsequent similar act by Lessee. The failure of the Lessor to insist upon strict performance of the covenants and agreements of this Lease shall not be construed to be a waiver or relinquishment of any such covenants or agreements, but the same shall remain in full force and effect.

30.     Default.  If Lessee

        (a) should vacate or abandon the Premises; or

        (b) should fail to remedy any non-payment of any sum due under this lease within three (3) days after receipt of written notice thereof; or

        (c) should be in violation for any period of time under any term, covenant, or condition contained in Section 14, Section 35, or Section 37; or

        (d) should, by any action or omission, cause any insurance policies maintained by Lessor pursuant to Section 25 to be cancelled; or

        (e) should fail to remedy any default in the keeping of any other non-monetary term, covenant, or condition herein, other than those discussed in
Section 30(c), with all reasonable dispatch, within thirty (30) days after receipt of written notice thereof; or

        (f) incurs any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors, (ii) becoming a debtor as defined in 11 USC Section 101 or any successor statute thereto [unless, in the case of a petition filed against Lessee, the same is dismissed within sixty
(60) days], (iii) the appointment of trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty
(30) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provisions of this subparagraph
(f) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions, then in any of such events, Lessor shall have the right, at its option, in addition to, and not exclusive of, any other remedy Lessor may have by operation of law, without further demand or notice, to re-enter the Premises and eject all persons therefrom, using any lawful means, and either (i) declare this Lease at an end, in which event Lessee shall immediately pay to Lessor a sum of money equal to the amount, if any, by which the value of the rent reserved hereunder for the balance of the term of this Lease, discounted to present value at eight percent (8%) per annum, exceeds the then reasonable rental value of the Premises, as determined by Lessor, for the balance of said Term, discounted in like manner, net of all costs incident to reletting the Premises, (ii) without terminating this Lease may relet the Premises, or any part thereof, as the agent and for the account of Lessee upon such terms and conditions as Lessor may deem advisable, in which event the rents received on such reletting shall be applied first to the expenses of such reletting, including without limitation necessary renovation and alterations of the Premises, reasonable attorney fees, real estate commissions paid, and thereafter toward payment of all sums due or to become due Lessor hereunder, and if a sufficient sum shall not be thus realized to pay such sums and other charges, Lessee shall pay Lessor any deficiency, (iii) continue the Lease and Lessee's right to possession and recover the Monthly Base Rent, Additional Rent and all other amounts due Lessor under the terms of this Lease as it becomes due; or
(iv) pursue any other remedy now or hereafter available under the laws of the State of Washington.

31. Litigation Costs/Venue. If any legal action or other proceeding is instituted to enforce or construe this Lease, or any part thereof, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney fees and expenses. Notwithstanding the foregoing, if an act or omission of Lessee prompts Lessor to incur any legal fees or expenses with or without suit in order to enforce or construe this Lease, Lessee shall be responsible for the payment of such fees or expenses as such fees and expenses become due, subject to reimbursement if Lessee is the prevailing party in any mediation, arbitration, or court proceeding. Failure to remit any such fees or expenses shall constitute a default of a monetary obligation pursuant to Section
30. Venue of any legal action brought hereunder shall be Spokane County, State of Washington.

32. Removal of Personal Property by Lessee. Lessee shall have the right to remove all of its personal property, trace fixtures, and office equipment, whether or not attached to the Premises, provided that such may be removed without serious damage to the Premises. All damage to the Premises caused by removal of such items shall be promptly restored or repaired by Lessee. All property not so removed as of the termination of this Lease shall be deemed abandoned by Lessee.

33. Removal of Property by Lessor. If Lessor lawfully re-enters or takes possession of the Premises prior to the stated expiration of this Lease, Lessor shall have the right, but not the obligation, to remove from the Premises all personal property located therein and may place the same in storage in a public warehouse at the expense and risk of Lessee, and shall have the right o sell such stored property, without notice to Lessee, after it has been stored for a period of thirty (30) days or more, the proceeds of such sale to be applied first to the cost of such sale, second to the payment of the charges for storage, if any, third to the payment of any other sums which may then be due from Lessee to Lessor under any of the terms hereof, and the balance, if any, to be paid to the Lessee.

34. Loading Platforms and Docks. Loading platforms and docks attached to multiple tenant buildings are for the use of loading and unloading by tenants whose premises are adjacent to the loading platform or dock. All responsibility for maintenance of any portion of any loading platform or dock that serves the Premises shall be borne by Lessee or the tenant occupying the Premises adjacent to such loading platform or dock. If Lessee utilizes any portion of a loading platform or dock other than that which is adjacent to the Premises, Lessee shall leave no vehicles or goods unattended, and shall not obstruct such platform or dock.

35. Assignments and Subletting.

        35.1 Consent Required. Lessee shall not assign this Lease, or any interest therein, or sublet the Premises, or any part thereof, or allow, permit or suffer any other entity to use or occupy any part of the Premises without the prior written consent of the Lessor.

        35.2 Change in Lessee Ownership. If Lessee is a corporation, or any other organization, partnership, firm, sole proprietorship, L.L.C., or other legal entity, any change in the ownership or voting power of the Lessee which cumulatively amounts to more than forty percent (40%), whether in a single transaction or in a series of transactions, or which results in a transfer of the control of lessee, shall constitute an assignment requiring Lessor's prior written consent.

        35.3 Request for Consent. If at any time Lessee desires to assign this Lease in whole or in part or sublet any portion or all of the Premises, Lessee shall submit a written request to Lessor, including with the request, the identification of the proposed assignee or sublessee, a history of its prior operations, a description of its proposed operations, financial statements prepared by a certified public accountant in accordance with generally accepted accounting principles for the current and two prior fiscal years, a statement of the terms upon which the assignment or the subletting is proposed to be made, and a fee of One Thousand Dollars ($1,000.00). Lessee will promptly, on request, submit to Lessor such further documentation relative to the proposed assignment or sublease as Lessor may request.

        35.4 Reimbursement of Costs. Lessee will reimburse Lessor for all costs and expenses reasonably incurred by Lessor in evaluating the proposed assignment or subletting, including, without limitation, attorney fees, and the costs of administrative services with credit for the One Thousand Dollars ($1,000.00) paid pursuant to Section 35.3 and any additional charge for administrative services paid pursuant to Section 35.6.

        35.5 Withholding Consent. Lessor may withhold its consent on any of the following bases: If the liquidity and/or net worth and/or profitability of the proposed assignee or sublessee is less than that of the Lessee and/or if the liquidity and/or net worth and/or profitability of the parent or affiliate, if any, of the proposed assignee or sublessee is less than that of the affiliate and/or parent, if any, of the Lessee; if the proposed use by the assigned or sublessee would, in the Lessor's reasonable judgment, have an adverse effect on any portion of The Park; if the proposed assignee's or sublessee's history as a tenant is, in the judgment of the Lessor, unsatisfactory.

        35.6 Conditions of Consent. If consent to the assignment or subletting is granted, it may be granted on such reasonable conditions as Lessor may deem appropriate in light of all of the circumstances, including the proposed use by the assignee or sublessee, and any change in conditions since the commencement of this Lease. The conditions may include a reasonable additional charge for administrative services of Lessor incident to the transaction.

        35.7 Increased Rent Shared. If the assignee or sublessee would pay more for the Premises which it has proposed to occupy than is being paid by Lessee, or if the proposed assignee or sublessee is paying any consideration to Lessee for the assignment or subletting, then seventy-five percent (75%) of any such payment shall be paid to Lessor as Monthly Additional Rent.

        35.8 Submit Documents. All documents incident to the proposed transaction will be submitted to Lessor in their proposed form and shall be subject to Lessor's approval. If approval is given, then, promptly following their execution, copies of all such executed documents of assignment or subletting, or incident thereto, shall be furnished to Lessor.

        35.9 Assignee Bound. Any assignee or sublessee shall be subject to all of the terms and conditions of this Lease, including without limitation, those terms and conditions applicable to assignment or subletting, provided that the assignment or sublease may be canceled or terminated, but not otherwise modified, without the consent of Lessor, but, in any such event, Lessor shall be promptly notified of the cancellation or termination and provided with copies of all documents incident thereto.

        35.10 Lessee Remains Obligated. No assignment or subletting shall, to any extent, impair, limit or quality the continuing obligation of the Lessee to perform all of the obligations of the Lessee under this Lease, all the same as if the assignment or subletting had not taken place.

        35.11 Additional Notice. If so requested by the Lessee, or if included in the documents of assignment or subletting (and if the provision in the documents of assignment or subletting is specifically called to the attention of the Lessor by written notice), Lessor will give to the assignee or sublessee any notice that it gives to Lessee; provided, however, that Lessor shall be entitled to increase the Monthly Base Rent by a reasonable amount to defray the Lessor's additional administrative costs associated with providing such notice to the assignee or sublessee.

        35.12 Joint Liability. In the event of any default under this lease which in any way relates to the assignment of subletting, Lessee and the assignee or sublessee shall be jointly and severally obligated to Lessor to remedy the default and to pay any damages that the Lessor may sustain on account of the default.

        35.13 Default. Any purported assignment or subletting in whole or in part, without full compliance with this Section 35, shall constitute a default under this Lease and shall vest no rights in the purported assignee or sublessee.

36. Statements by Lessee. Lessee agrees at any time and from time to time upon not less than ten (10) days' prior request by Lessor, to execute, acknowledge and deliver to Lessor a statement in writing (Estoppel Certificates), certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), and the dates to which the Monthly Base Rent, Monthly Additional Rent and other charges have been paid in advance, if any, it being intended that any such statement delivered pursuant to this Section 36 may be relied upon by any prospective purchaser, mortgagee, or assigns of any mortgagee of the Premises.

37. Subordination. Lessee, upon request of Lessor, will subordinate this Lease to any mortgage which now or hereafter affects the Premises, and to any renewals, modifications or extensions of such mortgage. Lessee will execute and deliver at Lessor's expense instruments subordinating this Lease to any such mortgage or evidencing such subordination. Provided, however, Lessor shall provide to Lessee an agreement in writing from any such mortgage to the effect that so long as Lessee shall faithfully discharge its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default of such mortgage, and that in the event of a sale of the Premises in foreclosure or any sale, transfer or conveyance in lieu thereof, that same will be sold, transferred or conveyed subject to this Lease.

38. Brokers and Finders. Neither party has had any contact or dealings regarding the Premises, or any communication in connection with the subject matter of this Lease, through any real estate broker or other person who is entitled to claim a commission or finder's fee in connection with the Lease contemplated hereby. If any broker or finder makes a claim for a commission or finder's fee based upon, or alleged to be based upon, any such contract, dealings or communication, the party through whom the broker or finder makes its claim shall be responsible for, and shall indemnify, defend and hold harmless the other party from such claim for commission or fee or allegation thereof and all costs and expenses (including reasonable attorney fees) incurred by the other party in defending against the same.

39. Rent Arbitration. In the vent that Lessor and Lessee are unable to agree upon adjusted Monthly Base Rent for any extension term of this Lease, as a condition precedent to suit, the dispute shall be submitted to arbitration in the following manner: The party seeking arbitration shall submit to the other party a statement that it intends to arbitrate the dispute and shall designate such party's nominated arbitrator. The responding party shall designate the responding party's arbitrator within fourteen (14) days after receipt of the initial notice. The two arbitrators thus nominated shall proceed promptly, and in event within ten (10) days, to select a third arbitrator. The third arbitrator shall have either a C.C.I.M. or an M.A.I. designation and shall not have less then ten (10) years experience in industrial real estate in the Spokane area. The arbitrators shall, as promptly as the circumstances allow and within a time established by a majority vote of the arbitrators, conduct a hearing on the issues submitted to them, and shall render their decision in writing. The arbitrators shall determine the rent for the entire extension term and shall include in this determination, (a) provision for annual or other periodic adjustments in Monthly Base Rent, which may be based upon indices published by the Bureau of Labor Statistics or others; (b) the level, quality and proportion of office and other improvements to the Premises; and (c) the arbitrators shall take into account rental terms for comparable and/or

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

competitive facilities and comparable uses in the market area, including other recently signed leases sin The Park and such other considerations as the arbitrators deem pertinent in arriving at a Monthly Base Rent. A decision by a majority of the arbitrators shall be the decision of the arbitration panel and shall be binding on Lessee and Lessor. The party whose last offer prior to the initiation of arbitration was the closest to the amount of Monthly Base Rent as determined by arbitration, shall be entitled to recovery from the other party all of such party's costs and expenses incident to the arbitration including such party's reasonable attorney fees both in the arbitration proceeding and in enforcing collection of costs, expenses and fees, should that be necessary, and the other party shall pay the fee of the neutral third arbitrator and all costs incident to the arbitration. In lieu of appointing three arbitrators in the manner set forth above, the parties may, by agreement, designate a single arbitrator. Except as provided herein, the arbitration proceedings shall be conducted in accordance with Chapter 7.04 of the Revised Code of Washington as amended.

40. Miscellaneous.

        40.1 Use of Terms. Whenever the singular number is used in this Lease and whenever required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, partnership, L.L.C., firm, association or other entity. If there be more than one Lessee, the obligations hereunder of the Lessee shall be joint and several. Section headings are for reference purposes only and shall not affect the construction of the Lease.

        40.2 Entire Agreement/Modifications. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner than by an agreement in writing signed by all of the parties hereto or their respective successors in interest.

        40.3 Time of the Essence. Time is and shall be of the essence of each term and provision of this Lease.

        40.4 Heirs and Successors. All the covenants, agreements, provisions, and conditions of this Lease shall inure to the benefit of and be binding upon the parties hereto, their successors, and heirs, executors, administrators and assigns.

        40.5 Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any of the other provisions hereof.

        40.6 No Other Agreements. The parties acknowledge that no representation or condition or agreements varying or adding to this Lease have been made either orally or in writing.

        40.7 All Charges Deemed Rent. All costs, expenses, reimbursements and other charges which Lessee assumes or agrees to pay pursuant to this Lease other than Monthly Base Rent shall be deemed to be, and shall be, Monthly Additional Rent, and in the event of a non-payment, Lessor shall have all the rights and remedies herein provided for in case of non-payment of rent.

        40.8 Short Form Lease. Each party agrees to execute upon request a short form lease for the purpose of recordation. Each party agrees to re-execute this Lease at any time upon the request of the other.

41. Riders. The following riders or exhibits, if any, attached to this Lease are made part hereof by reference: Exhibits "A" Premises, Exhibit "B" The Park, and Exhibit "D" Sign Criteria.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease the day and year first above written.

LESSEE:                                     LESSOR:

TELECT, INC., a Washington corporation      CROWN WEST REALTY, L.L.C.



By:                                         By:
    ----------------------------------         --------------------------------
        Wayne E. Williams, President        Richard D. Rollnick, President

STATE OF WASHINGTON          )
                             ) ss.
County of Spokane            )

        On this 19th day of June, 2000, personally appeared Richard D. Rollnick to me known to be the President of CROWN WEST REALTY, L.L.C., the limited liability company that executed the within and foregoing instrument, and acknowledge the said instrument to be the free and voluntary act of said company, for the uses and purposes mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                            ------------------------------------
                                            Print Name:
                                                       -------------------------
                                            Notary Public in and for the State
                                            of Washington, residing at Spokane
                                            My Commission Expires:
                                                                  --------------



STATE OF WASHINGTON          )
                             ) ss.
County of Spokane            )

        On this _____day of_______, , 2000, personally appeared Wayne E. Williams to me known to be the President of TELECT, INC., the Washington corporation that executed the within and foregoing instrument, and acknowledge the said instrument to be the free and voluntary act of said company, for the uses and purposes mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.



                                            ------------------------------------
                                            Print Name:
                                                       -------------------------
                                            Notary Public in and for the State
                                            of Washington, residing at Spokane
                                            My Commission Expires:
                                                                  --------------

                            CROWN WEST REALTY L.L.C.
                          EXTERIOR SIGN SPECIFICATIONS

1.      GENERAL INFORMATION

        a) Lessee signage shall be affixed to the front of the buildings, or at a location agreed to by lessor and lessee, and shall conform to the following criteria:

        b) Signage specifications between Lessee and Lessor may not be altered, rearranged or changed in any manner except by written agreement between the parties.

        c) Prior to ordering any signage: Lessee shall forward two (2) sets of sign drawings for Lessor's approval. Included in the drawings shall be a layout of letters with all of the colors noted, as well as the sign area dimensions.

        d) IMPORTANT: Prior to fabricating signage: Lessee must provide Lessor with placement of script and graphics on a professionally prepared sign drawing (to scale) for Lessor's written approval.

2.      SIGN SPECIFICATIONS FOR LESSEE'S OCCUPYING 8,000 SQUARE FEET AND UNDER
        (TYPE 1)

        a) Type: Consisting of .125% thick aluminum with square corners and tubular steel support frame mounted behind the aluminum panel.

        b)     Size: 48" by 144"

        c) Graphic Content: The sign must be surrounded by a 3" semi-gloss black border. The character style must be Helvetica Medium. Top line must be 12" upper case letters; tag line must be 6" upper case letters. Some adjustment in size can be made to fit client name. Custom logo may be added.

3.      SIGN SPECIFICATIONS FOR LESSEE'S OCCUPYING OVER 8,000 SQUARE FEET (TYPE
        2)

        a) Type: Consisting of .125% thick aluminum with square corners and tubular steel support frame mounted behind the aluminum panel.

        b)     Size: 60" by 180"

        c) Graphic Content: The sign must be surrounded by a 3" semi-gloss black border. The character style must be Helvetica Medium. Top line must be 12" upper case letters; tag line must be 6" upper case letters. Some adjustment in size can be made to fit client name. Custom logo may be added.

4       SIGN SPECIFICATIONS FOR LESSEE'S OCCUPYING 8,000 SQUARE FEET AND UNDER
        (TYPE 3)

        a) Will consist of individual dimensional letters mounted directly to building wall.

        b) Standard will consist of black Helvetica Medium letters. Top line must be 12" upper case letters; tag line must be 6" upper case letters. Some adjustment in size can be made to fit client name. Custom logo may be added.